REGISTRATION RIGHTS AGREEMENT


                        REGISTRATION RIGHTS AGREEMENT made and entered into as of this 31st day of October, 1996, by and between NEW WORLD POWER CORPORATION, a Delaware corporation (the "Company"), and DB POWER, INC., a Delaware corporation (the "Holder").

                                   BACKGROUND

                        Pursuant to a Conversion Agreement dated October 31, 1996 (the "Conversion Agreement"), by and among the Company and Holder, the Company may issue certain shares of its Common Stock, $.01 par value per share ("Common Stock"), and other certain Warrants ("Warrants") which are exercisable into shares of Common Stock of the Company.

                        In order to induce Holder and the Company to enter into the foregoing transactions, the Company has agreed to provide Holder with the rights set forth in this Agreement.

ARTICLE 1.  CERTAIN DEFINITIONS.

                        In  addition   to  the  other  terms   defined  in  this
Agreement, the following terms shall be defined as follows:

                        "BROKERS' TRANSACTIONS" has the meaning ascribed to such term pursuant to Rule 144 under the Securities Act.

                        "BUSINESS DAY" means any day on which the New York Stock Exchange ("NYSE") is open for trading.

                        "COMMON STOCK" means any outstanding shares of Common Stock of the Company, as well as any Shares issuable upon the exercise of the Warrants.

                        "COMPANY" means New World Power Corporation, a Delaware corporation.

                        "DEMAND   REGISTRATIONS"   mean  all   registrations  of
Registrable Securities covered by Section 2(a).

                        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                        "HOLDER" means DB Power, Inc., a Delaware corporation, for so long as (and to the extent that) it owns any Registrable Securities, and each of its successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

                        "MANDATORY REGISTRATION STATEMENT" means a Mandatory Registration Statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers Common

Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including pre and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                        "MANDATORY REGISTRATION" means a registration of Common Stock effected pursuant to Section 2(b) hereof.

                        "OUTSTANDING" means with respect to any securities as of any date, all such securities therefore issued (except any such securities therefore canceled or held by the Company or any successor thereto whether in its treasury or not) or any affiliate of the Company or any successor thereto shall not be deemed "Outstanding" for the purpose of this Agreement.

                        "PERSON" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                        "REGISTRABLE SECURITY(IES)" means all or any portion of any shares of Common Stock issued pursuant to the Conversion Agreement , shares of Common Stock issued upon exercise of the Warrants, and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act, or (iii) when such securities shall have ceased to be Outstanding and, in the case of clause (ii), the Company shall, if requested by the Holder or Holders thereof, have delivered to such Holder or Holders the written opinion of independent counsel to the Company to such effect. Any time this Agreement requires the vote or consent of the Holder of a "majority" or other stated percentage of the Registrable Securities, the term Registrable Securities shall, solely for purposes of calculating such vote, be deemed to include the Registrable Securities then issuable under the Warrants and any other securities exercisable or exchangeable for, or convertible into, Registrable Securities.

                        "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto, and the mailing and delivery of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, and (vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange (or NASDAQ National Market System) on which Company securities of the same class are then listed; PROVIDED, HOWEVER, that
Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) expenses of any Holder's counsel, or (y) any underwriting discounts or commissions attributable to Registrable Securities, each of which shall be borne by the Holder.

                        "SEC" means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

                        "SECURITIES ACT" means the Securities Act or 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

ARTICLE 2.  DEMAND REGISTRATION, MANDATORY REGISTRATION.

                        (a) Demand Registration

                                    (i)   Commencing   immediately,   Holder  or
Holders may request at any time (by written notice delivered to the Company) that the Company register under the Securities Act all or any portion of the Registrable Securities held by (or then issuable to) such Holder or Holders (the "Requesting Holders") for sale in the manner specified in such notice . In each such case, such notice shall specify the number of Registrable Securities for which registration is requested, the proposed manner of disposition of such securities, and the minimum price per share at which the Requesting Holders would be willing to sell such securities in an underwritten offering. The Company shall, within five (5) Business Days after its receipt of any Requesting Holders' notice under this Section 2(a)(i), give written notice of such request to all other Holders of Registrable Securities and afford them the opportunity of including in the requested registration statement such of their Registrable Securities as they shall specify in a written notice given to the Company within twenty (20) days after their receipt of the Company's notice. Within ten (10) Business Days after the expiration of such twenty (20) day period, the Company shall notify all Holders requesting registration of (A) the aggregate number of Registrable Securities proposed to be registered by all Holders, (B) the proposed filing date of the registration statement, and (C) such other information concerning the offering as any Holder may have reasonably requested. If the Holders of a majority in aggregate amount of the Registrable Securities to be included in such offering shall have requested that such offering be underwritten, the managing underwriter for such offering shall be chosen by the holders of a majority in aggregate amount of the Registrable Securities being registered, with the consent of the Company, which consent shall not be unreasonably withheld, not less than thirty-five (35) days prior to the proposed filing date stated in the Company's notice, and the Company shall thereupon promptly notify such Holders as to the identity of the managing underwriter, if any, for the offering. On or before the 30th day prior to such anticipated filing date, any Holder may give written notice to the Company and the managing underwriter specifying either that (A) Registrable Securities of such Holder are to be included in the underwriting, on the same terms and conditions as the securities otherwise being sold through the underwriters under such registration or (B) such Registrable Securities are to be registered pursuant to such registration statement and sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances, regardless of the method of disposition originally specified in Holder's request for registration.

                                    (ii)  Company  shall use its best efforts to
file with the SEC within ninety (90) days after the Company's receipt of the initial Requesting Holders' written notice pursuant to Section 2(a)(i), a registration statement for the public offering and sale, in accordance with the method of disposition specified by such Holders, of the number of Registrable Securities specified in such notice, and thereafter use its best efforts to cause such registration statement to become effective as quickly thereafter as is practicable, provided that the Company may delay the filing of such registration statement for up to an additional sixty (60) days if the Company determines that such a delay is necessary either: (i) to obtain additional financial statements for inclusion in such registration statement as a result of an acquisition or probable acquisition of a "significant subsidiary" as such term is defined by the SEC in Regulation S-X; or (ii) in order to complete or otherwise bring to fruition a material business combination or proposed material corporate transaction which in a pending status would render difficult the completion of a registration statement in accordance with applicable SEC regulations. Such registration statement may be on Form S-1 or another appropriate form (including Form S-3) that the Company is eligible to use and that its reasonably acceptable to the managing underwriter; PROVIDED, HOWEVER, that if Form S-3 is used, upon the request of the managing underwriter, the prospectus included in the registration statement shall be amplified to include such additional information as such underwriter may reasonably request regarding the Company, its business and management (including, without limitation, the information called for by Items 101, 102, 103, 201, 202, 301 and 303 of Regulation S-K under the Securities Act).

                                    (iii)  The   Company   shall  not  have  any
obligation hereunder to register any Registrable Securities under this Section 2(a) unless it shall have received requests from Holders to register at least 40% of the total Registrable Securities. Further, the Holder(s) shall only have the right to exercise their rights of demand under this Section 2(a)(i) on two occasions.

                                    (iv)   Notwithstanding   anything   to   the
contrary contained herein, the Company's obligation in Section 2(a)(i) above shall extend only to the inclusion of the Registrable

Securities in a registration statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registrable Securities or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Registrable Securities.

                                    (v) The  Company  shall not  include  in any
Demand Registration requested by the Holders of Registrable Securities pursuant to Section 2(a)(i) above any securities which are not Registrable Securities without the prior written consent of the Holders of at least a majority of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable
Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requesting registration, the Company shall include in such registration (i) first, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder, and (ii) second, if all the of the Registrable Securities requested to be included under clause (i) have been included, the number of other securities, if any, requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of such other securities owned by each such Holder.

                                    (vi) The Company  shall not be  obligated to
effect any Demand Registration within 180 days after the effective date of a previous underwritten Demand Registration or a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to
Section 3 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone once for up to six months and once for up to nine months the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, acquisition of assets or any merger, consolidation, tender offer or other similar transaction; provided that in such event, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the Demand Registrations permitted to Holders of Registrable Securities hereunder and the Company shall pay all Registration Expenses in connection with such registration; and provided further that the Company may exercise such right only once in any 12-month period.

                        (b) Mandatory Registration

                                    (i) The Company  shall file to register  for
resale under the Securities Act the Registrable Securities held by (or then issuable to) the Holders for sale pursuant to a Mandatory Registration not later than the expiration date of the Warrants. The Company will use its best efforts to have the Mandatory Registration declared effective as soon thereafter as is practicable, and to keep such Mandatory Registration (or, if applicable, a successor Mandatory Registration filed pursuant to Section 2(b)(ii) below) continuously effective for the earlier of a period of three years or until all securities included in such Mandatory Registration have ceased to be Registrable Securities (the "Lapse Date").

                                    (ii) If the Company is precluded by Rule 415
or any other applicable rule under the Securities Act from including all Registrable Securities in any Mandatory Registration Statement or from keeping any Mandatory Registration Statement continuously effective from the filing date thereof through the Lapse Date, the Company shall file such additional or further Mandatory Registrations, as may be required, so that, subject to the other provisions of this Agreement, all Registrable Securities requested to be included are included on a continuously effective Mandatory Registration Statement for substantially all of the period from the filing date of the first Mandatory Registration Statement through the Lapse Date.

ARTICLE 3.  PIGGYBACK REGISTRATIONS.

                        (a) RIGHT TO PIGGYBACK. If at any time after the execution of this Registration Rights Agreement, the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4, S-8, or any other form not available for registering the Registrable Securities for sale to the public), with respect to an offering of Common Stock for its own account or for the account of another person, then the Company shall in each case give written notice of such proposed filing to the Holders of Registrable Securities at least 30 days before the anticipated filing date of the registration statement with respect thereto (the "Piggyback Registration"), and shall, subject to Section 2(b) and 2(c) below, include in such Piggyback Registration such amount of Registrable Securities as each such Holder may request within 15 days of the receipt of such notice.

                        (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the Holders of such Registrable Securities on the basis of the number of shares owned by such Holder and (iii) third, provided that all Registrable Securities requested to be included in the registration statement have been so included, any other securities requested to be included in such registration.

                        (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the Holders of such securities on the basis of the number of shares so requested to be included therein owned by each such Holder, and (iii) third, other securities requested to be included in such registration.

ARTICLE 4.  HOLDBACK AGREEMENTS.

                        (a) Each Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 180-day period beginning on the effective date of any underwritten primary registration undertaken by the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                        (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration on behalf of the Holders of Registrable Securities (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

ARTICLE 5.  REGISTRATION PROCEDURES.

                        Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of the resale of such Registrable Securities and pursuant thereto the Company shall as soon as practicable:

                        (a) prepare and file with the  Securities  and  Exchange
Commission a registration statement with respect to the resale of such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and consent of such counsel);

                        (b) notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                        (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by the sellers in such jurisdictions (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                        (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                        (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                        (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                        (h) enter into such customary underwriting agreements (containing terms acceptable to the Company) as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request; and

                        (i) make available for inspection during normal business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

ARTICLE 6.  REGISTRATION EXPENSES.

                        All Registration Expenses in connection with any of the registration events identified within this Agreement shall be borne by the Company. All other expenses shall be borne by the Holders.

ARTICLE 7   INDEMNIFICATION.

                        (a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall provide reasonable and customary indemnification to such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                        (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims,. damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

                        (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

                        (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

ARTICLE 8   OBLIGATION OF HOLDERS.

                        (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Registrable Securities in the registration statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the registration statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                        (b) In connection with each registration pursuant to this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of the registration statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of any period during which the Company is obligated to keep a registration statement current, the Holders included in said registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

ARTICLE 9   INFORMATION BLACKOUT.

                        (a) At any time when a registration statement effected pursuant to this Agreement relating to Registrable Securities is effective, upon written notice from the Company to the Holders that the Company has determined in good faith that sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (an "Information Blackout"), all Holders shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

                                    (i) sixty (60) days after the Company  makes
such good faith determination; and

                                    (ii) such time as the Company  notifies  the
Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

                        (b) Notwithstanding the foregoing, there shall be no more than four (4) Information Blackouts during the term of this Agreement and no Sales Blackout Period shall continue for more than sixty (60) consecutive days.

ARTICLE 10  MISCELLANEOUS.

                        (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state's conflict of laws provisions.

                        (b) COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                        (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

                        (d) NOTICES. All notices, advices and communications under this Agreement shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                                    If to the Company:

                                    The New World Power Corporation
                                    558 Lime Rock Road
                                    Lime Rock Connecticut  06039
                                    Attn:  Chief Executive Officer

                                    With a Copy to:

                                    Ilan K. Reich, Esquire
                                    Olsham Grundman Frome & Rosenzweig LLP
                                    505 Park Avenue
                                    New York, New York 10022

                                    and to the Holder:

                                    500 Rue Notre Dame
                                    Lachine, Quebec
                                    Canada  H8S 2B2

                                    With a Copy to:

                                    Joseph P. Galda, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    Two Logan Square, 12th Floor
                                    18th & Arch Streets
                                    Philadelphia, PA  19103-2771

Either of NWP or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Article 10.

                        (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                        (f) ENTIRE AGREEMENT; SURVIVAL; TERMINATION. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first written above.

                                   THE NEW WORLD POWER CORPORATION
                                   ("Company")


                                   By: /S/ JOHN D. KUHNS
                                       --------------------------------
                                       Name:John D. Kuhns
                                       Title:Chairman


                                       /S/ VITOLD JORDAN
                                       --------------------------------
                                       Vitold Jordan
                                       Interim CEO


                                   DB POWER, INC.
                                   ("Holder")


                                   By: /S/ MICHEL L. MARENGERE
                                       --------------------------------
                                       Name:Michel L. Marengere
                                       Title: President

                                NOTICE SCHEDULE:


LIST OF HOLDERS:


                                      -14-